                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement         [_] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Xilinx, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transactions applies:
      _________________________________________________________________________

  (2) Aggregate number of securities to which transactions applies:
      _________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
      _________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:
      _________________________________________________________________________

  (5) Total fee paid:
      _________________________________________________________________________

[_] Fee paid previously with preliminary materials:

    -------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
      _________________________________________________________________________

  (2) Form, Schedule or Registration Statement no.:
      _________________________________________________________________________

  (3) Filing Party:
      _________________________________________________________________________

  (4) Date Filed:
      _________________________________________________________________________

                  [LOGO OF XILINX, INCORPORATED APPEARS HERE]

                                                            San Jose, California
                                                                November 2, 1999

Dear Stockholder:

   Stockholders of record as of October 21, 1999 are encouraged to vote on the enclosed proposal, which seeks to amend the Company's Certificate of Incorporation, increasing the total number of authorized shares to accommodate a proposed two-for-one split of the Company's Common Stock.

   The Board of Directors has approved this amendment, subject to stockholder approval, and encourages stockholders to vote FOR this proposal.

   I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. In the alternative, you can vote via telephone or the Internet as described in the Proxy Statement.

   To complete this vote, the Company will hold a Special Meeting of Stockholders at 11:00 a.m., Pacific Standard Time on Thursday, December 16, 1999, at Xilinx corporate headquarters, 2100 Logic Drive, San Jose, California 95124.

   Please note that the only item on the agenda for this meeting will be voting on this amendment. Other than matters directly relating to the increase in the total number of authorized shares and the proposed two-for-one stock split, management will be making no presentations at the Special Meeting, and senior members of management will not be in attendance. We anticipate the Special Meeting will take no longer than ten minutes.

   If you decide to attend the Special Meeting and vote in person, you will of course have that opportunity. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided, or to vote via telephone or the Internet. Stockholders attending the meeting may vote in person even if they have returned a proxy.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                          Sincerely,

                                          /s/ Willem P. Roelandts
                                          Willem P. Roelandts
                                          President and Chief Executive
                                           Officer

                  [LOGO OF XILINX, INCORPORATED APPEARS HERE]

                                2100 Logic Drive
                           San Jose, California 95124

                                --------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        To Be Held on December 16, 1999

                                --------------

To the Stockholders of
Xilinx, Inc.:

  The Special Meeting of Stockholders of Xilinx, Inc., a Delaware corporation, will be held at 11:00 a.m., Pacific Standard Time on Thursday, December 16, 1999 at Xilinx corporate headquarters, 2100 Logic Drive, San Jose, California 95124, for the following purposes:

  1. To consider and vote upon a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $0.01 par value per share, from 300,000,000 to 500,000,000 to accommodate the proposed two-for-one split of the Company's Common Stock; and

  2. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business (5:00 p.m., Eastern Standard Time) on October 21, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournment and postponement thereof. In order to constitute a quorum for the conduct of business at the Special Meeting, holders of a majority in voting interest of the Company's outstanding Common Stock must be present in person or be represented by proxy.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. You may also vote via telephone or the Internet as described in the Proxy Statement. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                   For the Board of Directors,
                                   /s/ Thomas R. Lavelle
                                   Thomas R. Lavelle
                                   Secretary

San Jose, California
November 2, 1999

                                  Xilinx, Inc.

                                2100 Logic Drive
                           San Jose, California 95124

                               ----------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                                 to be held on

                               December 16, 1999

                               ----------------

                       GENERAL INFORMATION ON THE MEETING

   This Proxy Statement is being mailed to stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), on or about November 2, 1999 in connection with the solicitation by the Board of Directors of proxies to be used at the Special Meeting of Stockholders of the Company to be held on Thursday, December 16, 1999 at 11:00 a.m., Pacific Standard Time at Xilinx corporate headquarters, 2100 Logic Drive, San Jose, California 95124, and any adjournment and postponement thereof.

   The cost of preparing, assembling and mailing the Notice of Special Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. The Company has retained the services of Beacon Hill Partners to assist in obtaining proxies from brokers and nominees of stockholders for the Special Meeting of Shareholders. The estimated cost of such services is approximately $3,500 plus out-of-pocket expenses. Proxies may be solicited in person or by telephone or telegraph by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

                             RECORD DATE AND VOTING

   Only stockholders of record at the close of business (5:00 p.m. Eastern Standard Time) on October 21, 1999 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. As of October 15, 1999, there were 159,272,529 shares of Common Stock outstanding. Stockholders of record will be entitled to one vote for each share of Common Stock held. In order to constitute a quorum for the conduct of business at the Special Meeting, holders of a majority in voting interest of the Company's outstanding Common Stock must be present in person or be represented by proxy.

   A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with Thomas R. Lavelle, the Secretary of the Company, at 2100 Logic Drive, San Jose, California 95124, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

   Stockholders whose shares are registered directly with EquiServe, L.P. may also vote either via the Internet or by calling EquiServe, L.P. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity through the use of a Control Number that is provided on each proxy form. The procedure also allows the stockholder to vote his/her shares and to confirm that voting instructions have been properly recorded. The enclosed proxy form for EquiServe contains specific instructions regarding this procedure.

   If a stockholder's shares are registered in the name of a bank, brokerage firm, or other custodian, that stockholder may also be eligible to electronically vote via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the proxy statement the opportunity to vote via the Internet or by telephone. If the stockholder's bank or brokerage firm is participating in ADP's program, the proxy form for ADP will provide instructions for electronic voting.

     APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

   The Board of Directors has approved, and is recommending to the stockholders for approval at the Special Meeting, an amendment to Article Fourth of the Company's Certificate of Incorporation to increase the number of shares of Common Stock, $0.01 par value per share, which the Company is authorized to issue from 300,000,000 to 500,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the Special Meeting to be held Thursday, December 16, 1999. The full text of the proposed amendment to the Certificate of Incorporation is set forth below. The Company is currently authorized to issue 2,000,000 shares of Preferred Stock, par value $.01 per share, and the proposed amendment will not affect this authorization.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Common Stock

   The proposed amendment would increase the number of shares of Common Stock, $0.01 par value per share, the Company is authorized to issue from 300,000,000 to 500,000,000. The additional 200,000,000 shares of Common Stock would be a part of the same existing class of Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. As of October 15, 1999, there were 159,272,529 shares of Common Stock outstanding. The Board of Directors believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to accomplish the proposed stock split and to provide the Company with adequate flexibility in the future with respect to the issuance of its Common Stock. Except for the proposed stock split, the Company has no present commitments, agreements, or intent to issue additional shares of Common Stock, other than with respect to currently reserved shares, in connection with transactions in the ordinary course of the Company's business, or shares that may be issued under the Company's stock option, stock purchase and other existing employee benefit plans.

   Under Delaware law, the proposed stock split cannot occur unless stockholders approve the proposed amendment to Article Fourth of the Company's Certificate of Incorporation. The proposed amendment to Article Fourth would permit the issuance of additional shares up to the new 500,000,000 maximum authorization without further action or authorization by stockholders (except as may be required in a specific case by law or the Nasdaq Stock Market rules). The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of Stockholders. The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. However, the availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Purposes and Effects of Proposed Two-for-One Common Stock Split

   The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from a two-for-one stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals. The Company's Common Stock is listed for trading on the Nasdaq Stock Market, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the proposed stock split is approved. If the proposed amendment is adopted, each stockholder of record at 5:00 p.m., Eastern Standard Time, on December 17, 1999, would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of Common Stock, $.01 par value per share, for each share of Common Stock then owned of record by such stockholder. In addition, certificates representing shares of Common Stock, $.01 par value per share, would be deemed to represent the same number of shares of Common Stock having the same par value. Consequently, certificates representing shares of Common Stock should be retained by each stockholder and should not be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange. In addition, if effected, the proposed stock split will result in certain appropriate adjustments to the terms of the Company's 1988 Stock Option Plan, as amended, 1990 Employee Qualified Stock Purchase Plan, as amended and 1997 Stock Option Plan, as amended.

Tax Effect of the Two-for-One Stock Split

   The Company has been advised by counsel that the proposed stock split would not result in taxable income to owners of Common Stock under existing United States federal income tax laws. The adjusted basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the adjusted basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for each additional share issued pursuant to the stock split would be deemed to be the same as the holding period for the original share of Common Stock. The laws, other than United States federal income tax laws, may impose taxes on the receipt or ownership of the additional shares and stockholders are urged to consult their tax advisors regarding the potential taxes.

Effective Date of Proposed Amendment and Issuance of Shares for Stock Split

   The proposed amendment to Article Fourth of the Certificate of Incorporation of the Company, if adopted by the required vote of stockholders, will become effective at 5:00 p.m., Eastern Standard Time, on December 17, 1999, the proposed record date for the determination of the owners of Common Stock entitled to receive a certificate or certificates representing the additional shares. Please do not destroy or send your present Common Stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. The Company expects that the additional shares will be distributed on or about December 27, 1999, by book-entry in the records of the Company. Stockholders will be entitled to receive physical stock certificates upon request.

Amendment of Restated Certificate of Incorporation

   If approved, the Company's Restated Certificate of Incorporation would be amended by deleting the first paragraph of Article Fourth in its present form and substituting therefor a new first paragraph of Article Fourth in the following form:

  "This Corporation is authorized to issue two classes of stock, designated "Common Stock," $.01 par value, and "Preferred Stock," $.01 par value. The total number of shares of all classes of stock which the Corporation has authority to issue is Five Hundred and Two Million (502,000,000), consisting of Five Hundred Million (500,000,000) shares of Common Stock and Two Million (2,000,000) shares of Preferred Stock."

Voting Tabulation and Board Recommendation

   The affirmative vote of holders of a majority of the outstanding shares of the Common Stock is required to approve the proposed amendment. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the proposed amendment. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal. In the absence of instructions, shares represented by valid proxies shall be voted in accordance with the recommendations of the Board of Directors as shown on the proxy.

   If the amendment is not approved by the stockholders, the Company's Restated Certificate of Incorporation, which authorizes the issuance of 300,000,000 shares of Common Stock, will continue in effect and the two-for-one split of the Common Stock will not take place. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information known to the Company as of October 15, 1999 with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company and (iii) all directors and officers as a group:

                                                  Number of Shares    Percent of
Directors, Officers and 5% Stockholders (1)    Beneficially Owned (2) Total (3)
-------------------------------------------    ---------------------- ----------
Principal Stockholders:
  FMR Corp. (4)...............................       14,825,940          9.4%
  82 Devonshire Street
  Boston, MA 02109

  T. Rowe Price Associates, Inc. (4)..........       11,708,400          7.5%
  100 E. Pratt Street
  Baltimore, MD 21202

Directors:
  Bernard V. Vonderschmitt (5)................        2,193,045          1.4%
  Willem P. Roelandts (6).....................        1,472,347            *
  John L. Doyle (7)...........................          121,000            *
  Philip T. Gianos (8)........................          134,922            *
  William G. Howard, Jr. (9)..................          112,000            *
  Frank S. Sanda (10).........................           35,000            *

Named Executive Officers:
  R. Scott Brown (11).........................          569,629            *
  Kris Chellam (12)...........................          109,916            *
  Steven D. Haynes (13).......................          298,455            *
  Dennis Segers (14)..........................          263,471            *
  Richard W. Sevcik (15)......................          396,313            *
  Gordon M. Steel (16)........................        1,201,964            *

All Directors and Officers as a Group (12
 persons) (17)................................        6,908,062          4.3%

--------
  *  Less than 1%
 (1) Unless otherwise indicated, all addresses are c/o Xilinx, Inc., 2100 Logic Drive, San Jose, California, 95124.
 (2) Beneficial ownership represents sole voting and investment power unless otherwise noted.
 (3) Percentages are calculated based on the total number of shares of Common Stock outstanding (159,272,529) as of October 15, 1999 plus, where applicable, shares issuable upon exercise of options within sixty days of the Record Date.
 (4) Based on information contained in the Schedule 13G which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 12, 1999.
 (5) Includes 2,181,545 shares held by the Bernard V. and Theresa S. Vonderschmitt Joint Trust and options to purchase 11,500 shares of Common Stock exercisable within 60 days of the Record Date.

 (6) Includes options to purchase 1,466,391 shares of Common Stock exercisable within 60 days of the Record Date. Mr. Roelandts is President and Chief Executive Officer of the Company, in addition to being a director.
 (7) Includes 2,000 shares held by the Doyle Family Trust and options to purchase 119,000 shares of Common Stock exercisable within 60 days of the Record Date.
 (8) Includes 20 shares held by Mr. Gianos' son and options to purchase 103,576 shares of Common Stock exercisable within 60 days of the Record Date.
 (9) Includes options to purchase 112,000 shares of Common Stock exercisable within 60 days of the Record Date.
(10) Includes options to purchase 28,000 shares of Common Stock exercisable within 60 days of the Record Date.
(11) Includes options to purchase 472,529 shares of Common Stock exercisable within 60 days of the Record Date. Mr. Brown is no longer an employee of Xilinx.
(12) Includes 2,500 shares held by Mr. Chellam's immediate family, 4,000 shares held by a Family Corporation and options to purchase 96,667 shares of Common Stock exercisable within 60 days of the Record Date.
(13) Includes options to purchase 296,701 shares of Common Stock exercisable within 60 days of the Record Date.
(14) Includes 1,650 shares held by Mr. Segers' immediate family and options to purchase 155,242 shares of Common Stock exercisable within 60 days of the Record Date.
(15) Includes options to purchase 392,533 shares of Common Stock exercisable within 60 days of the Record Date.
(16) Includes options to purchase 630,234 shares of Common Stock exercisable within 60 days of the Record Date. Mr. Steel is no longer an employee of Xilinx.
(17) Includes options held by officers and directors of the Company to purchase an aggregate of 3,884,373 shares of Common Stock exercisable within 60 days of the Record Date.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Stockholders who wish to present proposals for action at the 2000 Annual Meeting of Stockholders should submit their proposals in writing to Thomas R. Lavelle, the Secretary of the Company, at the address set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than February 23, 2000, for inclusion in next year's proxy statement and proxy card.

   If a stockholder intends to submit a proposal at the next meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than May 9, 2000. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

                                 MISCELLANEOUS

   The Board of Directors does not know of any matters to be presented at the Special Meeting other than as stated herein. If other matters do properly come before the Special Meeting, the persons named on the accompanying proxy card will vote the proxies in accordance with their judgment in such matters.

   The Company will provide without charge a copy of its Annual Report on Form 10-K, including financial statements and related schedules, filed with the Securities and Exchange Commission, upon request in writing from any person who was holder of record, or who represents in good faith he was a beneficial owner, of Common Stock of the Company on October 21, 1999. Any such request shall be addressed to the Company at 2100 Logic, San Jose, California 95124,
Attention: Thomas R. Lavelle, Secretary. In the alternative, a shareholder may access the Annual Report on Form 10-K via the Internet at www.investor.xilinx.com and then linking to the S.E.C. Filings page.

   EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR TO VOTE VIA THE TELEPHONE OR THE INTERNET AS DESCRIBED HEREIN.

                                          The Board of Directors

San Jose, California
November 2, 1999

                                                                 Sku# 1043-PS299

PROXY                                                                      PROXY
                                  XILINX, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 1999

  The undersigned hereby appoints KRIS CHELLAM and THOMAS R. LAVELLE, and each of them, with full power of substitution in each, as proxies of the undersigned to attend and vote, as designated on the reverse side, all shares of Xilinx, Inc., a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held December 16, 1999 and any adjournment or postponement thereof:

Please mark your vote as indicated in this example [X]

  1. Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 300,000,000 to 500,000,000.

                 [_] FOR         [_] AGAINST     [_] ABSTAIN

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AS SPECIFIED ABOVE, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     Please date, sign on reverse side and return in accompanying envelope.

       ANY PREVIOUS PROXY EXECUTED BY THE UNDERSIGNED IS HEREBY REVOKED.

Receipt of the notice of meeting and the proxy statement for the Special Meeting dated December 16, 1999 is hereby acknowledged.

Signature(s) ________________________________________  Date: _____________, 1999

NOTE: Please sign exactly as addressed hereon. If the stock is jointly held each owner must sign. Executors, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

                         EQUISERVE VOTING INSTRUCTIONS

  Vote by Telephone                              Vote by Internet
  It's fast, convenient and immediate! Call      It's fast, convenient and your vote is
  Toll-Free on a Touch-Tone Phone 1-877-PRX-     immediately confirmed and posted.
  VOTE (1-877-779-8683)
---------------------------------------------------------------------------------------------
  Follow these four easy steps:                  Follow these four easy steps:

  1. Read the accompanying Proxy Statement and   1. Read the accompanying Proxy Statement and
     Proxy Card.                                    Proxy Card.

  2. Call the toll-free number 1-877-PRX-VOTE    2. Go to the Website
     (1-877-779-8683). For shareholders             http://www.eproxyvote.com/xlnx
     residing outside the United States call
     the following number collect on a touch-
     tone phone: 1-201-536-8073.

  3. Enter your 14-digit Voter Control Number    3. Enter your 14-digit Voter Control Number
     located on your Proxy Card above your          located on your Proxy Card above your
     name.                                          name.

  4. Follow the recorded instructions.           4. Follow the instructions provided.

  Your vote is important!                        Your vote is important!
  Call 1-877-PRX-VOTE (1-877-779-8683) anytime!  Go to http://www.eproxyvote.com/xlnx